UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 27, 2018
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between August 15, 2018 and August 30, 2018, BioRestorative Therapies, Inc. (the "Company") issued convertible promissory notes in the aggregate principal amount of $975,000. The notes are convertible as follows: (i) $95,000 of principal is convertible into shares of the Company's common stock at the election of the holder at a fixed price of $2.00 per share for the first six months following the issue date; thereafter, principal and accrued interest are convertible at the election of the holder at a conversion price equal to the greater of (a) 58% of the fair value of the Company's common stock or (b) $0.10 per share, (ii) an aggregate of $700,000 of principal and the respective interest is convertible into shares of the Company's common stock at the election of the respective holder after the 180th day following the respective issue dates at a conversion price equal to 58% of fair market value of the Company's common stock (subject to a floor of $0.10 per share under certain circumstances with respect to $150,000 of such principal amount), (iii) $80,000 of principal, together with accrued interest, is convertible into shares of the Company's common stock at the election of the holder on the one and two-month anniversaries of the issue date ($40,000 on each anniversary) at a conversion price equal to the lesser of (a) 65% of the fair value of the Company's common stock or (b) $1.43 per share, but no less than $0.10 per share and (iv) $100,000 of principal, together with accrued interest, is convertible into shares of the Company's common stock at the election of the holder at a conversion price equal to the greater of (a) 60% of fair value of the Company's common stock or (b) $1.00 per share.  In connection with one of the note issuances, the Company issued to the lender 8,333 shares of the Company's common stock.

Between August 20, 2018 and August 29, 2018, the Company issued an aggregate of 385,744 shares of common stock in exchange for outstanding indebtedness in the aggregate amount of $433,507, inclusive of accrued and unpaid interest.

Effective August 21, 2018, the Company issued 35,000 shares of the Company's common stock to a consultant in consideration of services rendered.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018, Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: August 31, 2018	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer